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                      SECURITIES AND EXCHANGE COMMISSION
                                 --------------
                            WASHINGTON, D.C. 20549


                                      FORM 8-K



                                  CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (Date of earliest event reported)  SEPTEMBER 12, 1997
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                   JITNEY-JUNGLE STORES OF AMERICA, INC.
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            (Exact name of registrant as specified in its charter.)



    MISSISSIPPI                   33-80833                    64-0280539
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(State or other jurisdiction  (Commission File Number)       (IRS Employer
        of incorporation)                               Identification Number)



                  1770 ELLIS AVENUE, SUITE 200, JACKSON, MS 39204
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                 (Address of Principal Executive Offices - Zip Code)




                                  (601) 965-8600
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                  (Registrant's telephone number, including area code)



                                       N/A

    (Former name and former address, if changed since last report.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On September 12, 1997, Delta Acquisition Corporation, an Alabama corporation ("Delta") and a wholly-owned subsidiary of Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Jitney-Jungle") pursuant to its Offer to Purchase, dated July 14, 1997 (the "Offer"), purchased 5,317,510 shares of common stock, par value $.01 per share (the "Shares"), of Delchamps, Inc., an Alabama corporation ("Delchamps") for $30.00 net per share. The Shares so purchased represented approximately 73.9% of the Shares outstanding on such date. The aggregate purchase price for the Delchamps' shares acquired upon consummation of the Offer was approximately $159.6 million. To acquire the Shares, Jitney-Jungle utilized borrowings under a $150 million senior credit facility with Fleet Capital Corporation and certain other lenders and the proceeds from the sale of $200 million in principal amount of its 10-3/8% Senior Subordinated Notes due 2007.
Reference is made to the Form of Indenture among Jitney-Jungle, Delta, certain other subsidiaries of Jitney-Jungle (including Delchamps), and Marine Midland Bank, as trustee, governing Jitney-Jungle's 10-3/8% Senior Subordinated Notes due 2007 filed as Exhibit (b)(4) to Jitney-Jungle's
Schedule 14D-1 Amendment No. 7, dated September 12, 1997, and to the Form of Amended and Restated Revolving Credit Agreement among Jitney-Jungle, Delta, certain other subsidiaries of Jitney-Jungle (including Delchamps), certain lenders, DLJ Capital Funding, Inc., as documentation agent for the lenders and Fleet Capital Corporation, as agent for the lenders, relating to certain borrowings in connection with the Offer and the Merger filed as Exhibit
(b)(5) to Jitney-Jungle's Schedule 14D-1 Amendment No. 8, dated September 16, 1997.

    Pursuant to the Agreement and Plan of Merger, dated July 8, 1997, by and among Jitney-Jungle, Delta, and Delchamps (the "Merger Agreement"), Jitney-Jungle intends to effect a merger of Delta with and into Delchamps (the "Merger") in accordance with the relevant provisions of the Alabama Business Corporation Act later this year. Upon the consummation of the Merger, each outstanding Share (other than Shares acquired by Delta in the Offer, and Shares as to which dissenters' rights are perfected) will be converted into the right to receive $30.00 in cash. Accordingly, upon consummation of the Merger, Delchamps will become a wholly-owned subsidiary of Jitney-Jungle.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

    Jitney-Jungle intends to file the required Interim Consolidated Financial Statements under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report must have been filed.

(b) Pro Forma Financial Information.

    Jitney-Jungle intends to file the required Financial Statements under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report must have been filed.


(c) Exhibits.



    EXHIBIT
      NO.                      DESCRIPTION


     99.1                        Jitney-Jungle Stores of America, Inc.
                                 Press Release, dated September 12, 1997, regarding Jitney-Jungle's acquisition of Delchamps.




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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 JITNEY-JUNGLE STORES OF AMERICA, INC.
                                             (Registrant)


                                    By:  /s/ Michael E. Julian
                                         ---------------------
                                         Michael E. Julian
                                         President and Chief
                                         Executive Officer



Date:    September 26, 1997



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